Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
               ACCOUNTANTS AND ADVISORS
                              PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of Rancho Santa Monica Developments, Inc., of our report dated February 18, 2009 on our audit of the financial statements of Rancho Santa Monica Developments, Inc. as of November 30, 2008 and 2007, and the related statements of operations, stockholders' equity and cash flows for the years ended November 30, 2008 and 2007, and the reference to us under the caption "Experts."

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
March 2, 2009